ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120701498-34
	Filing Date and Time: 10/15/2012 11:55 AM
	Entity Number: E0537392012-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	RENEWABLE ENERGY AND POWER, INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) DONALD MACINTYRE Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 6945 WATER PIPET (Street Address) — NORTH LAS VEGAS (City) — Nevada — 89084 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DONALD MACINTYRE (Name) 3395 WEST CHEYENNE AVE (Street Address) — NORTH LAS VEGAS (City) — NV (State) — 89032 (Zip Code) 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	DONALD MACINTYRE (Name) — X DONALD MACINTYRE (Incorporator Signature) 3395 WEST CHEYENNE AVE (Address) — NORTH LAS VEGAS (City) — NV (State) — 89032 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X DONALD MACINTYRE — 10/15/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.